CERTIFICATE OF ADOPTION OF CORPORATE RESOLUTION

      I, Greg Gordon, hereby certify that I am the Secretary of Summit Securities, Inc. As such officer I have custody of the records of meetings of the Board of Directors of said corporation and I hereby certify that the following resolution was unanimously adopted by the Board of Directors of the corporation at the Board meeting held on December 30, 1997. I further certify that the Power of Attorney referred to in the resolution is the Power of Attorney attached hereto which grants a Power of Attorney to Susan Thomson and Tom Turner to execute any and all amendments (including post-effective amendments) to this Registration Statement on Form S-2 and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

      WHEREAS, each of the Board members has received a copy of the power of attorney form for his review and approval;

      RESOLVED, the Board hereby authorizes each member of the Board of Directors of the corporation to execute the power of attorney.

      I further certify that said resolution is still in full force and effect and is not contrary to any provision of the charter or bylaws of said corporation.

      IN WITNESS WHEREOF, this certification is executed as of this 7th day of January, 1998.

                                    /s/ GREG GORDON

                                    _______________________________
                                    Greg Gordon, Secretary

State of Washington )
                    )
County of Spokane   )

      Personally appeared before me the above-named, Greg Gordon, personally known to me, who, being duly sworn, deposes and says that he executed the above instrument.

Subscribed and sworn before me this 7th day of January, 1998.

                                       /s/ SUSAN THOMSON

                                       ________________________________
                                       Notary Public
                                       Residing at Spokane, WA
[Seal]                                 My Commission Expires 9/1/99